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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Boron, LePore & Associates, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 10, 1996 on our audits of the financial statements of Boron, LePore & Associates, Inc., as of December 31, 1995 and for the years ended December 31, 1994 and 1995.

                                       /s/ M.R. Weiser & Co. LLP
                                       M.R. WEISER & CO. LLP


Edison, New Jersey

October 6, 1997